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Acacia Communications, Inc.

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Cisco Systems, Inc.

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Subject Company: Acacia Communications, Inc.

Commission File No.: 001-37771

The following is a blog post authored by Bill Gartner, Senior Vice President/GM of Cisco’s Optical Systems and Optics Group.

Cisco Announces Intent to Buy Acacia Communications; Helping Drive Significant Industry Network Architectural Shifts

Bill Gartner

July 9, 2019

Over time, the networking industry has benefited from continuous innovation in how products, including routers, switches and optical systems, are interconnected. As advances in silicon continue to drive performance and capacity gains in routers and switches, it becomes imperative that optics keep pace.

Today, we are pleased to announce our intent to buy Acacia Communications, an existing Cisco supplier and a public fabless semiconductor company based in Maynard, Ma. Acacia develops, manufactures and sells high-speed coherent optical interconnect products that are designed to transform communications networks through improvements in performance, capacity and cost. Cisco is building an industry-leading portfolio of optical, silicon, and software technologies to advance our intent-based networking, and Acacia’s coherent optics technology will build on the strength of that portfolio.

The primary challenges for cloud and service providers in Data Center Interconnect (DCI), Metro and Long Haul networks are to:

•	Increase the capacity on the “existing” fiber infrastructure

•	Drive down the cost/bit

•	Automate to lower opex and eliminate human error

Solutions to these challenges will drive significant architectural shifts for service providers. A key trend in this segment is the migration from chassis-based solutions to pluggable optics. Functions that were traditionally delivered in separate chassis-based solutions in a separate optical layer will be available in a pluggable form factor as part of the IP layer – offering significant benefits for network operators in terms of operational simplicity and lower cost.

Acacia’s coherent optics technology empowers webscale companies, service providers and data center operators to meet the fast-growing consumer demands for data. Acacia brings industry-leading expertise and innovation in all the key technology areas for coherent optics applications – algorithm development, ASIC design and verification for the Digital Signal Processing (DSP), RF design and module packaging/ integration.

In addition, Acacia uses silicon photonics as the platform for integration of multiple photonic functions for coherent optics. The greater levels of integration increase the density and reduce the cost of the coherent optics. Leveraging the advances in silicon photonics, each new generation of coherent optics products has enabled higher data transmission rates, lower power and higher performance than the one before.

Cisco considers silicon, optics and software foundational technologies for continuing to deliver industry-leading innovations in routing and switching, and we see the emergence of pluggables serving the DCI, Metro and Long Haul segments as an important transition for customers.

In my next blog, I’ll take a deeper dive into industry trends and technologies and how our solutions, including the Acacia portfolio, can help customers manage those transitions.

***

Forward-Looking Statements

This blog contains forward-looking statements that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those referred to in the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. For example, statements regarding integration plans and the expected benefits to Cisco, Acacia, and their respective customers from completing the acquisition are forward-looking statements. Risks, uncertainties and assumptions include those described in the joint press release announcing our proposed acquisition of Acacia and in Cisco’s SEC reports (including but not limited to its most recent reports on Form 10-Q and Form 10-K filed with the SEC on May 21, 2019 and September 6, 2018, respectively). These documents are available free of charge at the SEC’s website at www.sec.gov or by going to Cisco’s Investor Relations website at https://investor.cisco.com. If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, Cisco’s results could differ materially from its expectations in these statements. Cisco undertakes no obligation to revise or update any forward-looking statement for any reason.

Additional Information and Where to Find It

In connection with the proposed acquisition and required stockholder approval, Acacia will file with the Securities and Exchange Commission a preliminary proxy statement and a definitive proxy statement. The proxy statement will be mailed to the stockholders of Acacia. Acacia’s stockholders are urged to read the proxy statement (including all amendments and supplements) and other relevant materials when they become available because they will contain important information. Investors may obtain free copies of these documents (when they are available) and other documents filed with the SEC at its website at http://www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC by Acacia by going to Acacia’s Investor Relations page on its corporate website at http://ir.acacia-inc.com or by contacting Acacia Investor Relations at (212) 871-3927.

Acacia and its officers and directors and other members of management and employees may be deemed to be participants in the solicitation of proxies from Acacia’s stockholders with respect to the acquisition. Information about Acacia’s executive officers and directors is set forth in the proxy statement for Acacia’s 2019 Annual Meeting of Stockholders, which was filed with the SEC on April 3, 2019, Form 8-K filed with the SEC on June 3, 2019, and Acacia’s other filings with the SEC. Investors may obtain more detailed information regarding the direct and indirect interests of Acacia and its respective executive officers and directors in the acquisition by reading the preliminary and definitive proxy statements regarding the transaction, which will be filed with the SEC.

In addition, Cisco and its officers and directors may be deemed to have participated in the solicitation of proxies from Acacia’s stockholders in favor of the approval of the transaction. Information concerning Cisco’s directors and executive officers is set forth in Cisco’s proxy statement for its 2018 Annual Meeting of Shareholders, which was filed with the SEC on October 24, 2018, annual report on Form 10-K filed with the SEC on September 6, 2018, Form 8-K filed with the SEC on May 22, 2019, and Cisco’s other filings with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov or by going to Cisco’s Investor Relations website at https://investor.cisco.com.